Exhibit 23.1

     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Amendment No. 1 to Form SB-2 of DataLogic International, Inc. and Subsidiaries, of our report dated April 13, 2005, except for Note 1, which is dated March 30, 2006, on our audit of the restated consolidated financial statements of DataLogic International, Inc. and Subsidiaries as of December 31, 2004, and the results of its operations and cash flows for the year then ended, and the reference to us under the caption "Experts."


                                     /s/ Kabani & Company, Inc.
                                     Kabani & Company, Inc.


Los Angeles, California
August 15, 2006